UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, Houghton Mifflin Harcourt Company (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). The following items were voted upon by stockholders at the Annual Meeting:

1. Each of the director nominees was elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

The votes for the election of directors are set forth below:

Nominee	For	Withhold	Broker Non-Votes
Daniel Allen	111,035,081	2,752,790	2,908,817
L. Gordon Crovitz	109,004,433	4,783,438	2,908,817
Jean S. Desravines	111,315,429	2,472,442	2,908,817
Lawrence K. Fish	107,473,340	6,314,531	2,908,817
Jill A. Greenthal	108,999,467	4,788,404	2,908,817
John F. Killian	108,740,416	5,047,455	2,908,817
John J. Lynch, Jr.	113,173,902	613,969	2,908,817
John R. McKernan, Jr.	108,362,095	5,425,776	2,908,817
E. Rogers Novak, Jr.	109,011,427	4,776,444	2,908,817
Tracey D. Weber	110,920,211	2,867,660	2,908,817

2. The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
109,574,381	3,970,116	243,374	2,908,817

3. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
116,101,675	348,107	246,906	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated: May 25, 2018